As filed with the Securities and Exchange Commission on September 16, 2004
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGITAL ECOSYSTEMS CORP.
(Name of small business issuer in its charter)

NEVADA	2086	98-0431245
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

     Suite 1500, 701 West Georgia Street
Vancouver, British Columbia, Canada V7Y 1C6
Tel: 604-681-7039
(Address and telephone number of principal executive offices)

     Valentina Tuss, President
Suite 1500, 701 West Georgia Street
Vancouver, British Columbia, Canada V7Y 1C6
Tel: 604-681-7039
(Name, address and telephone number of agent for service)

with a copy to:
Stephen F.X. O'Neill, Esq.
O'NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Dollar Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share, previously issued to investors	$131,000	$0.05	$131,000	$16.60

(1)	Total represents 2,620,000 shares issued by Digital Ecosystems Corp. in private placement transactions completed in May 2004, December 2003 and October 2002.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "SEC"), acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2004

PROSPECTUS

DIGITAL ECOSYSTEMS CORP.

2,620,000 SHARES
COMMON STOCK
----------------

The selling stockholders named in this prospectus are offering the 2,620,000 shares of Digital Ecosystems Corp.'s (the "Company") common stock offered through this prospectus. The Company has set an offering price for these securities of $0.05 per share of its common stock offered through this prospectus.

			Proceeds to Selling Stockholders
	Offering Price	Commissions	Before Expenses and Commissions

Per Share	$0.05	Not Applicable	$0.05

Total	$131,000	Not Applicable	$131,000

The Company is not selling any shares of its common stock in this Offering and therefore will not receive any proceeds from this Offering.

The Company's common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as the shares of the Company's common stock are traded on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board"). Although the Company intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize. If the Company's common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling stockholders.

---------------

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled "Risk Factors" on pages 6 through 9 before buying any shares of the Company's common stock.

This Offering will terminate nine months after the accompanying registration statement is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: September 14, 2004

PROSPECTUS

DIGITAL ECOSYSTEMS CORP.

2,620,000 SHARES
COMMON STOCK
----------------

TABLE OF CONTENTS

Page

Summary	4

The Offering	5

Risk Factors	6

We Have Yet To Attain Profitable Operations And Because We Will Need Additional Financing To Fund The Development Of Our Website, Our Accountants Believe There Is Substantial Doubt About The Company's Ability To Continue As A Going Concern	6

Our Short Operating History Makes our Business Difficult To Evaluate	6

We Have No Revenues	6

Operating Results Are Difficult To Predict	6

We May Require Additional Financing	7

Recognition Of The Website Is Essential To Growth Of The Water Business	7

We Will Depend On Third Parties For The Operation Of Our Business	7

We Depend On Our Key Employees	7

Risks Of Systems Failure	7

We May Be Unable To Protect Our Intellectual Property	8

User Acceptance Of Web Format Is Unknown	8

If A Market For Our Common Stock Does Not Develop, Stockholders May Be Unable To Sell Their Shares	8

If A Market For Our Common Stock Develops, Our Stock Price May Be Volatile	8

If The Selling Stockholders Sell A Large Number Of Shares All At Once Or In Blocks, The Market Price Of Our Shares Would Most Likely Decline	9

Because Our Stock Is A Penny Stock, Stockholders Will Be More Limited In Their Ability To Sell Their Stock	9

Use of Proceeds	9

Determination of Offering Price	9

Dilution	10

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

As used in this prospectus, unless the context otherwise requires, "we", "us", "our", "our company" or "Digital Ecosystems" refers to Digital Ecosystems Corp. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

DIGITAL ECOSYSTEMS CORP.

We are a development stage company in the business of developing and operating an internet based drinking water information and order service (the "Water Business") at our website "www.digitalecosystems.com" (the "Website"). The Website is focused on providing consumers with current and comprehensive sources of bottled and bulk water, water information and water treatment options delivered through a website that aggregates and affiliates with national/regional, state-provincial, and large municipal bottled water companies and equipment manufacturers. Our plan of operations is to develop a comprehensive one-stop-shop source of water and water information and to become established as a significant industry distributor.

We have not earned any revenues to date. We plan to use the Website to earn revenues from advertising, sales of products and all e-commerce transactions originating from the Website. We do not anticipate earning revenues until such time as we complete the marketing, promotion and development of the Website. We are presently in the development stage of our business and we can provide no assurance that we will be able to generate revenues from sales commissions and advertising or that the revenues generated will exceed the operating costs of the Water Business. See "Risk Factors" below.

Our financial information as of June 30, 2004 is summarized below:

Balance Sheet:

	March 31, 2004 (Audited)	June 30, 2004 (Unaudited)
Cash	$21,983	$56,343
Total Assets	$23,117	$56,343
Liabilities	$5,000	$2,661
Total Stockholders' Equity	$18,117	$53,682

Statement of Operations and Comprehensive Income:

	March 31, 2004 (Audited)	June 30, 2004 (Unaudited)
Revenue	$ -	$ -
Net Loss for the Period	$28,727	$2,004
Net Loss Per Common Stock	$0.00	$0.00

About Us

We were incorporated on February 21, 2002 under the laws of the State of Nevada. Our principal offices are located at Suite 1500, 701 West Georgia Street, Vancouver, British Columbia, Canada, V7Y 1C6. Our telephone number is (604) 681-7039.

THE OFFERING

The Issuer:	Digital Ecosystems Corp.

Selling Stockholders:
The selling stockholders named in this prospectus are existing stockholders of Digital Ecosystems who purchased shares of our common stock from us in May, 2004 and December, 2003 and October, 2002 in private placement transactions. The issuance of the shares by us to the selling stockholders was exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"). See "Selling Stockholders".

Securities Being Offered:	Up to 2,620,000 shares of our common stock, par value $0.001 per share.

Offering Price:
The offering price of the common stock is $0.05 per share. We intend to apply to the OTC Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders.

Duration of Offering:	This offering will terminate nine months after the accompanying registration statement is declared effective by the SEC.

Minimum Number of Shares To Be Sold in This Offering:	None.

Common Stock Outstanding Before and After the Offering:	9,120,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

We Have Yet To Attain Profitable Operations And Because We Will Need Additional Financing To Fund The Development Of Our Website, Our Accountants Believe There Is Substantial Doubt About The Company's Ability To Continue As A Going Concern

We have incurred a net loss of $43,085 for the period from February 21, 2002 (inception) to June 30, 2004, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our Website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended March 31, 2004. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Our Short Operating History Makes our Business Difficult To Evaluate

Our business is in the early stage of development and we have not generated any revenues or profit to date. Significant additional development and marketing of our Water Business is necessary prior to our achieving revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

We Have No Revenues

Our business and marketing strategy contemplates that we will earn a substantial portion of our revenues from sales commissions and advertising. There is no assurance that we will be able to generate revenues from sales commissions and advertising or that the revenues generated will exceed the operating costs of our business. Customers may not accept our Website as an acceptable source of water supply services.

Operating Results Are Difficult To Predict

Our future financial results are uncertain due to a number of factors, many of which are outside our control. These factors include:

  Our ability to successfully market our Website and the Water Business;

  Our ability to generate revenue through the Website and the Water Business;

  The timing, cost and availability of services on Websites comparable to ours and other non-web services;

  The amount and timing of costs relating to expansion of the our operations;

  The announcement or introduction of competing websites and products of competitors; and

  General economic conditions and economic conditions specific to the internet and electronic commerce.

These factors could negatively impact on our financial results, with the result that we may not achieve profitability and our business may fail.

We May Require Additional Financing

As of June 30, 2004, we had cash in the amount of $56,343. We may require additional financing in order to complete our plan of operations for the Water Business. We have no agreements for additional financing and there can be no assurance that additional funding will be available to us on acceptable terms in order to enable us to complete our plan of operations. We may not be able to continue operations if additional financing is not obtained.

Recognition Of The Website Is Essential To Growth Of The Water Business

We believe that the successful marketing, development and promotion of the Website is critical to our success in attracting customers. Furthermore, we believe that the importance of customer awareness will increase as low barriers to entry encourage the proliferation of websites. If we are unsuccessful in building strong recognition of the Website, then we may not be able to achieve revenues. The marketing and promotion efforts contemplated by us may not be successful in creating business awareness of the Website or in enabling us to achieve revenues.

We Will Depend On Third Parties For The Operation Of Our Business

We depend on several third parties in conducting our operations, including the following:

  we do not own a gateway onto the internet, but instead rely on an internet service provider to connectthe Website to the internet; and

  the Website depends on operating system, database, and server software that has been developed,produced by and licensed from third parties.

We have limited control over these third parties and have no long term relationships with any of them. If we are unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or if the quality of products and services provided by such third parties falls below a satisfactory standard, our business could be harmed. Also, our loss of or inability to maintain or obtain upgrades to certain technology licenses could result in delays in developing our systems until equivalent technology could be identified, licensed or developed, and integrated.

We Depend On Our Key Employees

Although we presently have limited personnel, competition for qualified personnel in our industry is intense, particularly for software and website development and other technical staff. We believe that our future success will depend in part on our ability to attract, hire and retain qualified personnel.

Risks Of Systems Failure

Substantially all of our communications software and hardware and computer hardware will be hosted at a remote facility in Vancouver, British Columbia. The host's systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite the host's implementation of network security measures, its servers will also be vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties deliberately to exceed the capacity of the hosts' systems and similar disruptive problems. We do not have property and business interruption insurance to compensate for losses that may occur resulting from such problems.

We May Be Unable To Protect Our Intellectual Property

Our performance and ability to compete are dependent to a significant degree on our ability to protect and enforce our intellectual property rights, which include or may include the following:

  proprietary technology;

  trade names; and

  domain names, each of which relates to our brand.

We may not be able to protect our proprietary rights, and our inability or failure to do so could result in loss of competitive and commercial advantages that we hold. Additionally, we may choose to litigate to protect our intellectual property rights, which could result in a significant cost of resources and money. We cannot assure success in any such litigation that we might undertake.

We may in the future receive notices from third parties claiming infringement by our software, by the use of the name "www.digitalecosystems.com" or other aspects of our business. We are not currently subject to any such claim that would have a material effect on our business or financial condition. However, any future claim, with or without merit, could result in significant litigation costs and diversion of resources including the attention of management, which could have a material adverse effect on our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, results of operations and financial condition.

User Acceptance Of Web Format Is Unknown

The success of the Water Business will depend on acceptance of the business format of the Website and the Water Business. There is no assurance that potential customers will accept the format.

If A Market For Our Common Stock Does Not Develop, Stockholders May Be Unable To Sell Their Shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If A Market For Our Common Stock Develops, Our Stock Price May Be Volatile

There is no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, such as:

  actual or anticipated variations in our results of operations;

  our ability or inability to generate revenues;

  increased competition; and

  conditions and trends in the internet and financial industries.

Further, we anticipate that our common stock may be traded on the OTC Bulletin Board. Companies traded on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. There is no assurance that our common stock will be traded on the OTC Bulletin Board. If our common stock is traded, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If The Selling Stockholders Sell A Large Number Of Shares All At Once Or In Blocks, The Market Price Of Our Shares Would Most Likely Decline

The selling stockholders are offering 2,620,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 28.7% of the common stock outstanding as of the date of this prospectus.

Because Our Stock Is A Penny Stock, Stockholders Will Be More Limited In Their Ability To Sell Their Stock

The shares offered by this prospectus constitute a penny stock under the Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock. For a more detailed discussion of this issue see the section entitled "Market For Common Equity And Related Stockholder Matters – No Public Market for Common Stock", below.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The $0.05 per share offering price of our common stock was determined based on our internal assessment of what the market would support. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.03 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 2,620,000 shares of common stock offered through this prospectus. The selling stockholders acquired the 2,620,000 shares of common stock offered through this prospectus from us in the following transactions:

1.
The selling stockholders acquired 1,040,000 shares of our common stock from us in an offering that was exempt from registration under Regulation S of the Securities Act and completed on October 31, 2002.

2.
The selling stockholders acquired 580,000 shares of our common stock from us in an offering that was exempt from registration under Regulation S of the Securities Act and completed on December 5, 2003.

3.	The selling stockholders acquired 1,000,000 shares of our common stock from us in an offering that was exempt from registration under Regulation S of the Securities Act and completed on May 19, 2004.

The following table provides as of September 2, 2004 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder (1)	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Anita Abtin	40,000	*	40,000	NIL	0%
Anthony Alvaro	15,000	*	15,000	NIL	0%
Shawn Brunemeijer	50,000	*	50,000	NIL	0%
David Clifton	15,000	*	15,000	NIL	0%
Joy Clifton	15,000	*	15,000	NIL	0%
Atanu Dalal	60,000	*	60,000	NIL	0%
Sarah Downey	10,000	*	10,000	NIL	0%
Eileen Duh	5,000	*	5,000	NIL	0%
Klara Fenclova	450,000	4.9%	450,000	NIL	0%
Gordon F. Gaglardi	20,000	*	20,000	NIL	0%
Belinda-Ann Gray	30,000	*	30,000	NIL	0%

Name Of Selling Stockholder (1)	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Al Heather	15,000	*	15,000	NIL	0%
Joseph Holubar	35,000	*	35,000	NIL	0%
Jim Husler	30,000	*	30,000	NIL	0%
Myles Husler	30,000	*	30,000	NIL	0%
J. Carmichael Group Inc. (3)	450,000	4.9%	450,000	NIL	0%
Harold Johnson	15,000	*	15,000	NIL	0%
Hilda Johnson	10,000	*	10,000	NIL	0%
Shirley Kaban	90,000	*	90,000	NIL	0%
David Kariotakis	15,000	*	15,000	NIL	0%
Anne Kramer	5,000	*	5,000	NIL	0%
Steven Lammers	10,000	*	10,000	NIL	0%
Ashley Lang	15,000	*	15,000	NIL	0%
Deanna Lang	15,000	*	15,000	NIL	0%
David Lay	20,000	*	20,000	NIL	0%
Christine Lee	50,000	*	50,000	NIL	0%
Chuck Lee	5,000	*	5,000	NIL	0%
Mitchell Lee	75,000	*	75,000	NIL	0%
Adrian Lister	10,000	*	10,000	NIL	0%
Don Lister	10,000	*	10,000	NIL	0%
Marilyn Lister	10,000	*	10,000	NIL	0%
Tse Kin Liu	150,000	1.6%	150,000	NIL	0%
Jason Love	10,000	*	10,000	NIL	0%
Wendy Liu	100,000	1.1%	100,000	NIL	0%
Ronaye K. Manering	15,000	*	15,000	NIL	0%
Bradley Morrison	10,000	*	10,000	NIL	0%
Barry Nickolet	10,000	*	10,000	NIL	0%
Jeremy Nickolet	10,000	*	10,000	NIL	0%
Shanna Nickolet	10,000	*	10,000	NIL	0%
Tricia Nickolet	10,000	*	10,000	NIL	0%
Jill Pennefather	20,000	*	20,000	NIL	0%
Richard Prevost	90,000	*	90,000	NIL	0%
Edward Rosse	10,000	*	10,000	NIL	0%
Wayne Ryan	20,000	*	20,000	NIL	0%
Renotcka Rzepczyk	50,000	*	50,000	NIL	0%
Teresa Rzepczyk	10,000	*	10,000	NIL	0%
Carol Sam	15,000	*	15,000	NIL	0%
Phil Sam	10,000	*	10,000	NIL	0%
Brendan James Schouw	30,000	*	30,000	NIL	0%
Diane Travis	100,000	1.1%	100,00	NIL	0%
Nelson Tsang	5,000	*	5,000	NIL	0%

Name Of Selling Stockholder (1)	Beneficial Ownership Before Offering (1)		Number of Shares Being Offered	Beneficial Ownership After Offering (1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Bryan Velve	200,000	2.2%	200,000	NIL	0%
Randy White	50,000	*	50,000	NIL	0%
Mark Wirtz	50,000	*	50,000	NIL	0%
Randy Yoshida	10,000	*	10,000	NIL	0%
TOTAL	2,620,000	28.7%	2,620,000	NIL	0%

Notes
*	Represents less than 1%

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)
Applicable percentage of ownership is based on 9,120,000 common shares outstanding as of September 2, 2004, plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3)	Constantine N. Carmichael is the beneficial owner of J. Carmichael Group Inc.

None of the selling stockholders:

(i)	has had a material relationship with us other than as a stockholder at any time within the past three years; or

(ii)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling stockholders to sell their shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effective. The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board. Although we intend to apply for trading of our common stock on the over-the-counter bulletin board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling stockholders determine from time to time.

The selling stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane & Associates LLP of 3273 East Warm Springs Road, Las Vegas, Nevada 89120.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages and titles as of September 2, 2004 are as follows:

Name of Director	Age	Position

Valentina Tuss	62	President and Chief Executive Officer

Geoffrey O. Last	39	Secretary and Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

Valentina Tuss, is our President, Chief Executive Officer and a director and has served in those capacities since our inception on February 21, 2002. From August 1997 to present, Ms. Tuss was an independent marketing executive with INC 500 Corporation – Melaleuca Inc., promoting the company's products and signing new customers for the company. Also, from 2000 to present, Ms. Tuss has acted as an advisor to LFI Ltd., a Taiwanese organization engaged in promoting trade and commerce between Canada and Taiwan, inclusive of sourcing out investment opportunities both in North America and South East Asia.

Ms. Tuss's experience includes working with government officials in the strategic planning and development of Western Canada as a tourist destination to offshore markets. She has developed programs to market wilderness and adventure to markets in Japan and Germany. Her interest in the environment has led her to develop Digital Ecosystems.

Ms. Tuss has developed a network of international business contacts as a direct result of global travel in locations including, Australia, the U.K., Continental Europe, the Caribbean, Canada and the U.S.A. Ms. Tuss has handled public relations and media for high profile individuals and created tours that generate interest in the sensitivity of various ecosystems. Ms. Tuss obtained a marketing diploma from the University of British Columbia in 1988.

Geoffrey O. Last, Mr. Last is our Secretary, Treasurer a director and has served in those capacities since February 21, 2002. Mr. Last has been active in corporate finance and capital development for several years. From September 2001 to present, Mr. Last has been involved in coordinating bridge financing, corporate development and stockholder communications for Internet Studios-Venture Capital. Also since 1991, Mr. Last has served as president of Last Motorcar Company. As president of the Last Motorcar Company, his leadership resulted in annual sales of $2 million to $5 million from inception.

From February 1992 to September 1999 Mr. Last worked as a private consultant responsible for the activation of mergers and acquisitions for Triumph Foods International and for the distribution strategy for Amesco – Americas Coffee Corporation that developed $3 million to $5 million in annual sales. Mr. Lasts' contribution to our company will primarily be in business and corporate development.

Compensation

We presently do not pay our directors and officers any salary or consulting fee. We anticipate that compensation may be paid to directors and officers in the event that we generate revenues from sales commissions and advertising or that the revenues generated will exceed the operating costs of the Water Business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors. We conduct our business through agreements with consultants and arms-length third parties.

Committees of the Board Of Directors

Our audit committee presently consists of our entire board of directors. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors is considering establish various committees during the current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 2, 2004 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Valentina Tuss President and Chief Executive Officer 105 – 5158 48 th Avenue Delta, BC, Canada V4K 5B6	6,500,000 Direct	71.3%
Common Stock	Geoffrey O. Last Secretary, Treasurer and Chief Financial Officer 1245 Homer Street Vancouver, BC, Canada V6B 2Y9	NIL	N/A
Common Stock	All Officers and Directors as a Group (2 persons)	6,500,000	71.3%

(1)
Applicable percentage of ownership is based on 9,120,000 shares of common stock issued and outstanding as of September 2, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of September 2, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 2, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 2, 2004, there were 9,120,000 shares of our common stock issued and outstanding that were held of record by fifty-six (56) registered stockholders. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of Digital Ecosystems, the holders of shares of our common stock will be entitled to receive pro rata all assets of Digital Ecosystems available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Digital Ecosystems or any of its parents or subsidiaries. Nor was any such person connected with Digital

Ecosystems or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Lang Michener LLP has provided an opinion on the validity of our common stock.

Telford Sadovnick, P.L.L.C. Certified Public Accountants ("Telford Sadovnick"), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Telford Sadovnick has presented their report with respect to our audited financial statements. The report of Telford Sadovnick is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, stockholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register as a reporting company under the Exchange Act concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on February 21, 2002 under the laws of the State of Nevada.

DESCRIPTION OF BUSINESS

In General

We are a development stage company in the business of developing and operating an internet based drinking water information and order service at our website "www.digitalecosystems.com" (the "Website"). The Website is focused on providing consumers with current and comprehensive sources of bottled and bulk water, water information and water treatment options delivered through a website that aggregates and affiliates with national/regional, state-provincial, and large municipal bottled water companies and equipment manufacturers. Our plan of operations is to develop a comprehensive one-stop-shop source of water and water information and to become established as a significant industry distributor.

Our Water Business is intended to initially serve customers through a website that directs regional sales to the local area affiliate and coordinates sales and distribution. We intend to aggregate contacts in the water industry to provide the most comprehensive catalog of water products and bring them to communities in North America with plans to expand globally. The products we intend to offer cover a range from:

  Bottled water applications;

  Information and reports on the water industry; and

  A community based website whereby people can educate themselves about water and the water industry.

Our objective is to provide the consumer and researcher with current information about bottled water. By offering a comprehensive one-stop-shop source of water and water information, we hope to become established as a significant industry distributor. The opportunity exists now because the convergence of widespread consumer access to the internet and inexpensive and robust web technology has made it feasible to offer information at low cost.

Our business plan is to use the Website to earn revenues from the following sources:

  Reselling – private label reselling agreements;

  Establishing additional affiliations to capture advertising revenue; and

  Sale of products and all e commerce transactions originating from the Website.

We will seek out affiliations to capture special application opportunities as they arise.

The typical seller utilizing our web portal will include both major and minor major bottled water providers, data service providers, competitive access providers, resellers, agents, and consultants. The typical buyer of bulk water will be any company/individual that needs anywhere from one case and up of bottle water delivery per month. The typical buyer of the private label component of the business will be both event driven (parties, weddings, concerts), and of a constant source of marketing (hotels, restaurants, etc).

The following illustrates an example of a typical transaction we plan to conduct on our Website. A restaurant may need to purchase his/her monthly stock of bottled water, both flat and sparkling. They are also hosting a special event in which they want to promote their restaurant on the bottled water they serve. The purchaser, who has previously or concurrently registered with our site, will go to our web portal and request a quote for his/her needs from a number of bottled water providers, and private label providers who have also previously registered as vendors with us. The bottled water providers, and private label providers will respond to the request through our web portal. Once the reseller has selected the best quote and the transaction has been agreed upon between both parties, we will receive a 5% commission from the vendor, based upon the total value of that sale. The benefits to the vendee include getting the best price. The benefits to the vendor include making the sale, gaining a new customer without the added expense marketing/advertising campaigns or sales calls.

We have not earned any revenues to date. We plan to use the Website to earn revenues from advertising, sales of products and all e-commerce transactions originating from the Website. We do not anticipate earning revenues until such time as we complete the marketing, promotion and development of the Website. We estimate that we will be required to spend an additional $10,000 to complete development of the Website. We are presently in the development stage of our business and we can provide no assurance that we will be able to generate revenues from sales commissions and advertising or that the revenues generated will exceed the operating costs of the Water Business.

Revenue Model

We intend to incorporate various revenue models for customer centricity.

Brokerage Model. This model is based on the web portal acting as a "market maker" bringing buyers and sellers together and that facilitate transactions. Generally thought of as B2B, they can also be B2C. The natural revenue stream for this model would be the collection of a transaction fee.

Content Model. Getting useful content is a second value model we may deliver. The value derives from the extent to which the content meets customer needs. A news feed directly related to the water industry may be built into the Website in the near future. Advertising, and subscription fees will be part of this revenue model.

Search Model. This model is based on offering a search engine specifically geared towards the water industry in general. All matter of information from global water issues, to finding a local provider would be incorporated into this feature. Advertising would also be included in this model.

Integration of Models. These models can be integrated, developing multiple streams within each of these models. This is an eventual key to success for our web portal, with its inclusion of multiple revenue opportunities, along with various modes for attracting web traffic to the site on a returning ever increasing basis.

Initially, we do not intend to charge either buyers or sellers a "registration" or "subscription" fee to use the site. Instead, we anticipate revenue will be generated through the following channels:

  Advertising;

  Commissions on closed transactions and lead fees;

  Third Party Add-On Service Providers: revenue sharing agreement with fee-based Third Party Service providers;

  Service Provider Listings: provide vendors and consultants a free listing, charging a fee for premium online directory listings (i.e. Yellow Pages for water industry);

  Data Mining and Industry Metrics: Collect valuable statistics about aspects of market behaviour. The data would be sold in aggregate form to receptive audiences.

  Referral fees – fees generated through providing customers with information regarding services and products on other sites.

  Transaction fees- we would collect a fee for each transaction that is conducted through our e-commerce web site

  Subscription fees – regular access to information or services provided by the company into the marketplace.

  Margin on sale of good/services – selling goods and services through the Website and collecting a margin on it.

Marketing Strategy

Our marketing strategy is to be to be known as the most comprehensive source of bottled water and related information on the internet.

Our initial focus is on the markets in the United States and Canada. We have identified additional regions to be targeted over the next 24 months, including:

  Oceana

  Caribbean

  Asia

  Europe

Additional markets may be pursued as opportunities and demands arise. The majority of marketing performed by us is intended to be directed to establish and enhance connections with potential candidates for supply agreements or representation agreements. Supplier candidates will be identified for each geographic region we have targeted. Candidates for supply or representation agreements will be bottled water companies. Alliances will be formed with local companies in the bottled industry in each area. A similar process will be followed in each region as we expand.

We intend to host a comprehensive online catalogue of products and services that will link directly with suppliers in every area. Retail and wholesale clients will be able to easily navigate the site in pursuit of defining their water product needs and obtaining a reliable nearby source for them. We will use forms of traditional and online marketing techniques designed to position it as a premier site for all water supplies.

The continued development of our Website will be engineered by qualified personnel able to program specifically for the purpose of displaying and selling bottled water. The site will offer all the features such as information sources, links, chat rooms, posting sections etc. A reliable hosting facility will be used to maintain the stability of the Website.

Our Website is intended to be marketed with several marketing techniques, including:

  Opt-in newsletters;

  Links;

  Cross branding;

  Banner ads; and

  Participation in trade shows.

Operations

We do not own the servers that host the Website. Our servers are located in British Columbia on the premises of our internet service provider. Our internet service provider provides us with the following services: use of servers, internet connection services, and internet band-width.

The operation of the servers which host the Website depends on operating system software, database software, and server software developed, produced by and licensed from third parties. We license commercially available technology whenever possible instead of purchasing custom-made or internally developed solutions. The software licensed by us is commercially available software and is not software developed specifically for us.

Internet Gateway

We do not own a gateway onto the internet, but instead rely on an internet service provider to connect the Website to the internet. We use internet service providers to provide connectivity to the internet, internet traffic and data routing services and e-mail services. The internet service provider provides us with a high speed internet access line to the World Wide Web. We believe that these telecommunication and internet service facilities will need to be upgraded in the future as usage of our Website increases.

Strategic Alliances

We recognize the importance of key strategic alliances. These alliances are intended to be formalized with competent, quality orientated companies, on both a national, state, provincial, and municipal level (cities larger than two million people). Each affiliate partner will be selected based on our criteria established to ensure our growth in revenues and global reputation for quality and good corporate citizenship.

Partnerships, reselling, and affiliate programs will be enacted. These are intended to encourage expansion into new territories with associations in place. We intend to continue to develop and establish strategic alliances and acquire relevant technologies developed by third party organizations.

PLAN OF OPERATIONS

Our Website is presently operational, however, we intend to complete further development of the Website and beta testing of the site over the next three months at a cost of $10,000. To date, we have expended a total of $43,085 on developing our Website.

We have sufficient cash on hand to fund our proposed expenditures for the next twelve months. Further marketing and development work on our Website, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional expenditures. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as we generate revenues from our Website operations. We do not have any arrangements in place for any future equity financing.

The table below highlights our milestones and objectives over the next twelve months:

Milestones and Objectives	Anticipated Costs	Time Frame
1. Complete web site development, hosting, working capital	$5,000	2 - 3 months
2. Complete beta testing of web site	$5,000	2 - 3 months
3. Registering vendors/vendees – contacting and signing up related parties	$1,000	4 - 6 months
4. Building an experienced advisory board – recruiting key, seasoned personnel – add technical support, administrative staff, sales force	$2,000	6- 8 months
5. Developing key industry relationships – building out web portal with related industry groups	$1,000	9 – 12 months
6. Continue building relationships with key players in industry – attend trade shows, join industry organizations	$2,000	9 – 12 months

Milestones and Objectives	Anticipated Costs	Time Frame
6. Develop private water label distribution – secure relationship with water supplier, label	$2,000	4 - 6 months
7. Implement marketing and advertising campaign	$12,000	9 – 12 months
TOTAL	$30,000	-

INDUSTRY BACKGROUND

Growth of the Internet and the World Wide Web (the "Web")

The internet and the Web are experiencing dramatic growth in terms of the number of Web users. The growth in the number of Web users and the amount of time users spend on the Web is being driven by the increasing importance of the internet as a communications medium and an information resource and a sales and distribution channel.

Growth of Online Electronic Commerce

The internet is dramatically affecting the methods by which consumers, organizations and businesses are buying and selling goods and services. The internet provides online businesses and organizations with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers and businesses with a broad selection, increased pricing power and unparalleled convenience. As a result, a growing number of parties are transacting business on the Web.

COMPETITION

While our objective is to continue to develop our Website, we currently or potentially compete with a variety of competitors involved in providing services via the internet. These competitors include:

http://www.culligan.com
http://www.pentawater.com
http://www.waternet.com
http://www.lakotawater.com
http://www.purewaterinc.com
http://www.bottledwaterweb.com
http://www.allwater.com

There are a number of web based water sites that offer similar content and services to Digital Ecosystems. They are, however, usually concerned with either contextual education such as current events related to the water industry, and or they sell only one particular product. We intend to aggregate a considerable line of products both in the bottled water sector and in the preparation of clean water with filters, reverse osmosis or desalination products.

We are committed to ongoing development and enhancement of our product line and associated technologies to ensure our partners continue to provide leading edge, cost effective solutions for water and water treatment.

Increased competition may result in the reduction in advertising fees, the reduction of use of the Website and the inability of our company to generate acceptance of the Website. Each of these factors would likely result in increased operating costs and the inability to generate revenues, any one of which could materially adversely affect our business, results of operations and financial condition. Many of our current and potential competitors have significantly greater financial, marketing, customer support, technical and other resources than us. As a result, such competitors may be able to attract potential users away from the Website, and they may be able to respond more quickly to changes in customer preferences or to devote greater resources to the development and promotion of their websites than we can.

GOVERNMENT REGULATION

General

We anticipate that the Website will be used by customers from multiple state and international jurisdictions. There is a risk that our business may be the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over us and our business. Applicability of these laws may result in our being prohibited from dealing with users in certain states or countries or that we may have to incur increased expense in order to deal with users in certain states or countries.

Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the internet, increase our cost of doing business or otherwise have a harmful effect on the Water Business.

Water Regulations

The bottled water industry in the United States is regulated on three levels: federal, state and trade association. U.S. Food and Drug Administration (the "FDA") regulations, coupled with state and industry standards, offer consumers assurance that the bottled water they purchase is stringently regulated, tested and of the highest quality. The International Bottled Water Association (the "IBWA") has been a long-standing proponent of additional federal regulations for bottled water and is active at all levels of the local, state and federal government assisting in the development of such regulations.

Water is subject to health, safety and environmental regulations in some countries and for some applications. Each Joint Venture will be responsible for understanding the applicable regulations and working within any constraints presented.

US Federal Regulations

Bottled water is regulated as a food product by the FDA. Bottled water companies must adhere to the FDA's Quality Standards, Standards of Identity (Labeling Regulations) and Good Manufacturing Practices.

  Quality Standards : All bottled water products must comply with the FDA's Quality Standards in Section 165.110(b) of Title 21 of the Code of Federal Regulations (the "CFR"). These standards, along with the FDA's Good Manufacturing Practices, ensure the safety of all bottled water products from production to packaging to consumption.

  Standards of Identity (Labeling Regulations) : FDA's labeling rules for bottled water (see below) establish standards of identity and standardized definitions for terms found on bottled water labels such as "artesian," "distilled," "drinking," "mineral," "purified," "sparkling" and "spring" seltzer, soda water and tonic water are considered soft drinks; therefore, they are excluded from these regulations.

  Good Manufacturing Practices : Bottled water is subject to both general food Good Manufacturing Practices (GMPs) and GMPs specific to bottled water processing and bottling. General food GMPs govern such areas as plant and ground maintenance, sanitary maintenance of buildings and fixtures, and sanitary facilities, including water supply, plumbing and sewage disposal. Bottled water GMPs provide detailed regulations governing plant construction and design, sanitary facilities and operations, equipment design and construction, production and process controls specific to the production and processing of bottled drinking water, and record keeping.

US State Standards

In addition to FDA's extensive regulatory requirements, the bottled water industry is subject to state regulatory requirements as well.

  Inspections: A significant responsibility of the states is inspecting, sampling, analyzing and approving sources of water. Under the federal GMPs, only approved sources of water can be used to supply a bottling plant.

  Laboratory Certification : Another area in which some states have important responsibilities that complement federal regulation is the certification of testing laboratories. As with any food establishment, the states perform unannounced plant inspections, and some states perform annual inspections.

Canadian Federal Regulations

Bottled water is regulated as a food product under the federal Food and Drugs Act. Bottled water companies must adhere to quality standards, good manufacturing practices and labeling requirements. The federal government inspectors of the Canadian Food Inspection Agency regularly audit the operations of all bottled water companies to ensure compliance.

Canadian Provincial Regulations

In addition to the extensive federal regulatory requirements, the provinces also regulate bottled waters. The most significant responsibility of the provinces is approving sources of water, including drilling practices, borehole construction practices, and allowable rates of production and watershed protection.

CBWA Standards

The Canadian Bottled Water Association (the "CBWA") model code is a quality assurance program with more extensive requirements than federal and provincial authorities. For these reasons, bottled water produced by CBWA members is always top quality and safe.

CBWA bottlers are subject to a third level of regulation involving third-party inspections, water testing and analysis, and adherence to the CBWA model code.

As a condition of membership, bottler must pass an annual, unannounced plant inspection administered by an independent, internationally recognized organization. This inspection audits quality and testing records, reviews all areas of plant operation from source through finished product, and checks adherence to the CBWA model code and its code of ethics. The CBWA code of ethics adheres to a philosophy of sustainable development, environmental protection, and collaboration with local communities in the management of the water resource.

A second condition of membership is that bottlers pass an annual water analysis administered by an independent government certified laboratory and regularly conduct microbial testing by qualified personnel.

Bottled water produced by CBWA members is protected by a multi-barrier approach, which may include steps such as source protection and monitoring, as well as multi-stage filtration including micro filtration, reverse osmosis, distillation, ozonation, the application of ultraviolet light or other appropriate processing measures.

IBWA Standards

Third-party Inspections: As a condition of membership to the International Bottled Water Association (the "IBWA"), bottlers must submit to an annual, unannounced plant inspection administered by an independent, internationally recognized third-party inspection organization. This inspection audits quality and testing records; reviews all areas of plant operation from source through finished product; and checks compliance with FDA Quality Standards, Good Manufacturing Practices and any state regulations.

  IBWA Model Code: The IBWA has established a quality assurance program, a strict set of standardscalled the Model Code. The Model Code establishes tougher requirements than federal and stateauthorities.

Future Products and Plans

We intend to keep abreast of innovations in water products and treatments and add these to our online catalogue. We also intend to arrange licensing or joint venture agreements with third parties that will manage regional sales and distribution.

Employees

We have no employees as of the date of this prospectus other than our two officers. We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have no subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, stockholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register as a reporting company under the Exchange Act concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operations

Our business plan continue to develop, maintain and promote our Website to earn revenues from advertising, sales of products and all e-commerce transactions originating from the Website. We do not anticipate earning revenues until such time as we complete the marketing, promotion and development of the Website. We are presently in the development stage of our business and we can provide no assurance that we will be able to generate revenues from sales commissions and advertising or that the revenues generated will exceed the operating costs of the Water Business.

To date we have expended a total of $43,085 on developing our Website. We have sufficient cash on hand to fund our proposed expenditures for the next 12 months. Further marketing and development work on our Website, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional expenditures. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as we generate revenues from our Website operations. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur over the next twelve months the following expenses:

Category	Planned Expenditures Over The Next 12 Months (US$)
Professional Fees	$15,000
Office Expenses	$5,000
Website development and Marketing Expenses	$30,000
TOTAL	$50,000

We had cash in the amount of $56,343 as of June 30, 2004. Our total expenditures over the next twelve months are anticipated to be approximately $50,000, the majority of which is due to the development and marketing of our Website and general, legal, accounting and administrative expenses associated with this offering and as a result of our becoming a reporting issuer under the Exchange Act. After the twelve month period, we may need to obtain additional financing for any operational expenses.

Results Of Operations For the Period Ending June 30, 2004

We have not earned any revenues since inception. We do not anticipate earning revenues until such time as we complete the marketing, promotion and development of the Website. We are presently in the development stage of our business and we can provide no assurance that we will be able to generate revenues from sales commissions and advertising or that the revenues generated will exceed the operating costs of the Water Business.

Operating Expenses

We incurred operating expenses in the amount of $43,085 for the period from inception to June 30, 2004. Operating expenses for the period ended June 30, 2004 included the following expenses:

Operating Expenses	Period From Inception to June 30, 2004
Consulting Fees Professional Fees Office and Miscellaneous Expenses Rent Telephone Foreign Exchange Transfer Agent	$26,295 $11,010 $1,960 $3,105 $463 ($428) $680
Total Operating Expenses	$43,085

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our continuing development and promotion of our Website and business operations and the professional fees to be incurred in connection with the filing of amendments to this registration statement with the SEC under the Securities Act. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Exchange Act.

Net Loss

We incurred a loss in the amount of $43,085 for the period from inception to June 30, 2004. Our loss was attributable entirely to operating expenses.

Liquidity and Capital Resources

We have not attained profitable operations and are dependent upon obtaining financing to further develop our Website. For these reasons our auditors stated in their report that to our audited financial statements they have substantial doubt we will be able to continue as a going concern.

We had cash of $56,343 as of June 30, 2004, and had working capital of $53,682. We estimate that the completion of our Website development will cost approximately $10,000. Our working capital is sufficient to pay for the costs of developing and maintaining the Website over the next twelve months; however, we will need additional financing to implement an advertising campaign following our public listing.

Future Financings

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DESCRIPTION OF PROPERTY

We currently do not own any physical property or own or lease any real property. We rent approximately 500 square feet of office space located at Suite 1500, 701 West Georgia Street, Vancouver, British Columbia, Canada at a cost of $500 per month. This rental is on a month-to-month basis with no formal agreements.

Our month-to-month rental arrangements will allow us flexibility in moving if we employ more personnel, however, we believe these facilities are adequate in size to handle all of our current operations for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any of our promoters; and

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

We issued 6,500,000 total shares of common stock to our President, Ms. Valentina Tuss. This issuance was made to Ms. Tuss, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had fifty-six (56) registered stockholders.

Rule 144 Shares

Seven million five hundred and forty thousand (7,540,000) shares of our common stock are currently available for resale to the public, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. On December 5, 2004, an additional 580,000 shares of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act. On May 19, 2005, an additional 1,000,000 shares of our common stock will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 91,200 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

We are paying the expenses of the Offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We plan to file a Form 8-A registration statement with the SEC prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with the development of our Water Business, we will need to raise additional capital. We believe that obtaining reporting company status under the Exchange Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through March 31, 2004.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
Valentina Tuss	President, CEO, and Director	2004 2003 2002	$0 $0 $0	0 0 0	0 0 0	0 0 0	0 0 0	$0 $0 $0	0 0 0
Geoffrey O. Last	Secretary, Treasurer, CFO and Director	2004 2003 2002	$0 $0 $0	0 0 0	0 0 0	0 0 0	0 0 0	$0 $0 $0	0 0 0

We presently do not have any compensation agreement with either Ms. Tuss or Mr. Last, our only officers.

We do not pay to our directors any compensation for each director serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to our executive officers or directors from inception through June 30, 2004. We have also not granted any stock options to our executive officers or directors since June 30, 2004.

FINANCIAL STATEMENTS

Index to Financial Statements:

Audited financial statements as of March 31, 2004, including:

(a)	Report of Independent Registered Public Accounting Firm;

(b)	Balance Sheets as of March 31, 2004 and 2003;

(c)	Statement of Stockholders' Equity (Deficiency) for the period from inception on February 21, 2002 to March 31, 2004;

(d)	Statements of Operations for the period from inception on February 21, 2002 to March 31, 2004 and for each of the two years in the period ended March 31, 2004;

(e)	Statements of Cash Flows for the period from inception on February 21, 2002 to March 31, 2004 and for each of the two years in the period ended March 31, 2004; and

(f)	Notes to the Financial Statements.

Interim unaudited first quarter financial statements as of June 30, 2004, including:

(a)	Balance Sheets as of June 30, 2004 and March 31, 2004;

(b)	Statements of Operations for the period from inception on February 21, 2002 to June 30, 2004 and for each of the three months ended June 30, 2004 and 2003;

(c)	Statements of Cash Flows for the period from inception on February 21, 2002 to June 30, 2004 and for each of the three months ended June 30, 2004 and 2003;

(d)	Statement of Stockholders' Equity (Deficiency) for the period from inception on February 21, 2002 to June 30, 2004; and

(e)	Notes to Financial Statements.

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Digital Ecosystems Corp.
Las Vegas, Nevada

We have audited the accompanying Balance Sheets of Digital Ecosystems Corp. (a Development Stage Company) as of March 31, 2004 and 2003 and the related Statements of Operations, Stockholders' Equity (Deficiency) and Cash Flows for the period from inception on February 21, 2002 to March 31, 2002 and for each of the two years in the period ended March 31, 2004. These financial statements are the responsibility of Digital Ecosystems Corp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of the Company (a Development Stage Company) as of March 31, 2004 and 2003, and the results of its operations and its cash flows for the period from inception on February 21, 2002 to March 31, 2002, and for each of the two years in the period ended March 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Digital Ecosystems Corp. (a Development Stage Company) will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations since inception raises substantial doubt as to the Company's ability to continue as a going concern, unless the Company attains future profitable operations and/or obtains additional financing. These financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might result from the outcome of this uncertainty.

Bellingham, Washington June 30, 2004 `

/s/ TELFORD SADOVNICK, P.L.L.C. CERTIFIED PUBLIC ACCOUNTANTS

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)
BALANCE SHEETS

	March 31,	March 31,
	2004	2003

ASSETS

Current Assets
Cash	$21,983	$22,858
Accounts receivable	1,134	2,488

	$23,117	$25,346

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$4,000	$-
Due to related party	1,000	-

	5,000	-

Stockholders' equity
Capital stock
Authorized
100,000,000 common stock with a par value of $0.001 per share
100,000,000 preferred stock with a par value of $0.001 per share
Issued and outstanding
8,120,000 Common shares (6,500,000 at March 31, 2003)	8,120	6,500
Additional paid-in capital	51,078	-
Stock subscriptions received	-	31,200
Deficit accumulated during the development stage	(41,081)	(12,354)

	18,117	25,346

	$23,117	$25,346

The accompanying notes are an integral part of these financial statements.

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
PERIOD FROM INCEPTION ON FEBRUARY 21, 2002 TO MARCH 31, 2004

					Deficit
					Accumulated
			Additional	Stock	During the
	Number		Paid-in	Subscriptions	Development
	Of Shares	Amount	Capital	Received	Stage	Total

Common stock issued for cash at $0.001
per share	1,500,000	$1,500	$-	$-	$-	$1,500

Net loss	-	-	-	-	(1,770)	(1,770)

Balance at March 31, 2002	1,500,000	1,500	-	-	(1,770)	(270)

Common stock issued for cash at $0.001
per share	5,000,000	5,000	-	-	-	5,000

Cash received for stock subscriptions	-	-	-	31,200	-	31,200

Net loss	-	-	-	-	(10,584)	(10,584)

Balance at March 31, 2003	6,500,000	6,500	-	31,200	(12,354)	25,346

Common stock issued for cash for various
prices from $0.003 to $0.004 per share	1,620,000	1,620	51,078	(31,200)	-	21,498

Net loss	-	-	-	-	(28,727)	(28,727)

Balance at March 31, 2004	8,120,000	$8,120	$51,078	$-	$(41,081)	18,117

The accompanying notes are an integral part of these financial statements.

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	From			From
	Inception on			Inception on
	February 21,	Year Ended		February 21,
	2002 to	March 31,	Year Ended	2002 to
	March 31,	2004	March 31,	March 31,
	2004		2003	2002

EXPENSES
Consulting	$26,295	$20,000	$6,295	$-
Office and miscellaneous	1,090	379	711	-
Professional fees	9,876	5,354	2,752	1,770
Rent	3,105	2,510	595	-
Telephone	463	213	250	-
Foreign exchange	(428)	(409)	(19)	-
Transfer agent	680	680	-	-

	41,081	28,727	(10,584)	1,770

Net Loss	$(41,081)	$(28,727)	$(10,584)	$(1,770)

Net loss per common share – basic		$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares
Outstanding		7,119,014	4,828,767	1,500,000

The accompanying notes are an integral part of these financial statements.

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	From			From
	Inception			Inception
	on February			on February
	21, 2002 to	Year Ended	Year Ended	21, 2002 to
	March 31,	March 31,	March 31,	March 31,
	2004	2004	2003	2002

CASH FLOWS FROM
DEVELOPMENT ACTIVITIES
Net loss	$(41,081)	$(28,727)	$(10,584)	$(1,770)

Changes in assets and liabilities
Decrease (increase) in accounts
Receivable	(1,134)	1,354	(2,488)	-
Increase in due to related party	1,000	1,000	-	-
Increase (decrease) in accounts
Payable and accrued liabilities	4,000	4,000	(270)	270

Net cash (used in) Development
Activities	(37,215)	(22,373)	(13,342)	(1,500)

CASH FLOWS FROM
FINANCING ACTIVITIES
Stock subscriptions received
(applied to issuance)	-	(31,200)	31,200	-
Proceeds from issuance of
common stock	59,198	21,498	36,200	1,500

Net cash provided by Financing
Activities	59,198	21,498	36,200	1,500

Net increase (decrease) in Cash	21,983	(875)	22,858	-

Cash, beginning of period	-	22,858	-	-

Cash, end of period	$21,983	$21,983	$22,858	$-

The accompanying notes are an integral part of these financial statements.

DIGITAL ECOSYSTEMS CORP. (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS March 31, 2004

1.	ORGANIZATION AND BASIS OF PRESENTATION

(a) Organization

Digital Ecosystems Corp. (the "Company"), a development stage company, was incorporated in Nevada on February 21, 2002.

The Company is engaged in the business to provide both clean and pure bottled and bulk drinking water through various distribution methods and to provide the various technologies that make water purification possible, available to the consumer.

(b) Basis of presentation

The accompanying financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2004, the Company had $21,983 in cash, working capital of $18,117 and accumulated net losses of $41,081 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable products and processes, and ultimately to establish successful operations. The Company anticipates covering its costs by operating revenues and additional equity financing. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues.

The Company is not currently earning any revenues.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the reporting period. Actual results in future periods could be different from these estimates made.

Start-up and development costs

Since inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures not identified with specific projects or financing activities.

DIGITAL ECOSYSTEMS CORP. (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS March 31, 2004

2 .	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd…)

Financial instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities. The carrying value of these financial instruments approximate their fair value due to their liquidity or their short-term nature.

Cash

Cash consists of cash on deposit with a bank. The Company places its cash with a high quality financial institution and to date has not experienced losses on any of its balances.

Comprehensive income (loss)

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive income (loss).

Revenue recognition

The Company is not currently earning any revenues. Revenue will be recognized once a sale has been completed.

Foreign currency translation

For the Company's international operations, local currencies are considered their functional currencies. The Company translates assets and liabilities to their U.S. Dollar equivalents at rates in effect at the balance sheet date and revenue and expenses are translated at average monthly exchange rates. Translation adjustments resulting from this process are recorded in Stockholder's Equity as a component of Accumulated Other Comprehensive Income. The amount was not material for 2004, 2003 and 2002.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are in the statement of operations.

Net income (loss) per share

Statements of Financial Accounting Standards No. 128, "Earnings per Share", requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income and loss statements, for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. At March 31, 2004, 2003 and 2002, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

DIGITAL ECOSYSTEMS CORP. (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS March 31, 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd…)

Advertising expenses

Advertising costs are expensed as incurred. No advertising expense was incurred in 2004, 2003 or 2002.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

Segmented information

The Company follows FAS No. 131 disclosures about segments of an enterprise and related information about operating segments in financial statements, as well as additional disclosures about products and services, geographic areas and major customers.

The Company conducts substantially all of its operations in Canada in one business segment.

3.	DUE TO RELATED PARTY

The President and Director of the Company made a payment on behalf of the Company to a supplier in the amount of $1,000. This amount was advanced without interest and is due on demand.

4.	CAPITAL STOCK

From inception on February 21, 2002 to March 31, 2002, the Company issued 1,500,000 common shares at $0.001 per share in exchange for cash proceeds of $1,500.

During the year ended March 31, 2003, the Company issued 5,000,000 common shares at $0.001 per share, in exchange for cash proceeds of $5,000. It also received $31,200 for stock subscriptions for shares issued the following year.

During the year ended March 31, 2004, the Company issued 1,620,000 common shares in exchange for cash proceeds of $52,698 including the $31,200 received for share subscriptions in 2003. The shares were issued for various prices from $0.003 to $0.004 per share.

DIGITAL ECOSYSTEMS CORP. (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS March 31, 2004

5.	INCOME TAXES

No provision for income taxes has been made for the period as the Company incurred net losses.

As of March 31, 2004 and March 31, 2003, the Company had net operating loss carryforwards for income tax purposes of approximately $41,081 and $12,354 respectively, which expire in the years 2022 through 2024. Utilization of the Company's net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

Significant components of the Company's deferred income tax assets are as follows:

	2004	2003
Net operating loss carry forward	$41,081	$12,354
Statutory tax rate	34%	34%
Deferred income tax asset	13,967	4,200
Valuation allowance	(13,967)	(4,200)
Net deferred tax assets	$-	$-

6.	SUBSEQUENT EVENT

The Company issued 1,000,000 common shares at $0.03 US ($0.05 Cdn) per share in exchange for cash.

7.	RECENT ACCOUNTING PRONOUNCEMENTS

The implementation of these new pronouncements does not have a material effect on the Company's financial statements:

(a)
In July 2001, FASB issued Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

DIGITAL ECOSYSTEMS CORP. (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS March 31, 2004

7.	RECENT ACCOUNTING PRONOUNCEMENTS (Cont'd)

(b)
In October 2001, FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of long-lived Assets" ("FSAS 144"), which supersedes SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

(c)
In April 2002, FASB issued Statements of Financial Accounting No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections". SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS 145 is effective for transactions occurring after May 15, 2002.

(d)
In June 2002 FASB issued Statements of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146") that nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

(e)
In October 2002 FASB issued Statements of Financial Accounting Standards No. 147, "Accounting of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 44 and FASB Interpretation No. 9" ("SFAS 147"). SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002.

(f)
In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees of Indebtedness of Others" ("Fin 45"). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize the liability for the fair value of the obligation it assumes under that guarantee. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's year-end. The disclosure requirements of FIN 45 are effective for interim and annual periods ending December 15, 2002, and are applicable to product warranty liability and other guarantees.

DIGITAL ECOSYSTEMS CORP. (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS March 31, 2004

7.	RECENT ACCOUNTING PRONOUNCEMENTS (Cont'd)

(g)
In December 2002, FASB issued Statements of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation – Transition and Disclosure – an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002.

(h)
In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", ("FIN 46"), Fin 46 establishes accounting guidance for consolidation of a variable interest entity (VIE), formerly referred to as special purpose entities, FIN 46 applies to any business enterprise, both public and private, that has a controlling interest, contractual relationship or other business relationship with a VIE. FIN 46 provides guidance for determining when an entity (the Primary Beneficiary) should consolidate a VIE that functions to support the activities of the Primary Beneficiary.

(i)
In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). This statement amends SFAS 133 by requiring that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003 and must be applied prospectively.

(j)
In May 2003, the FASB issued SFAS No. 150 "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). This statement established standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 and must be applied prospectively by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption.

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

FIRST QUARTER FINANCIAL STATEMENTS

JUNE 30, 2004
(Unaudited)

F-1

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

BALANCE SHEETS

	JUNE 30	MARCH 31
	2004	2004
	(Unaudited)	(Audited)

ASSETS

Current
Cash	$56,343	$21,983
Accounts receivable	-	1,134

	$56,343	$23,117

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,661	$4,000
Due to related party	1,000	1,000
	2,661	5,000

STOCKHOLDERS' EQUITY

Capital Stock
Authorized:
100,000,000 common stock with a par value of $0.001 per
share
100,000,000 preferred stock with a par value of $0.001
per share

Issued and outstanding
9,120,000 common shares at June 30, 2004 and
8,120,000 common shares at March 31, 2004	9,120	8,120

Additional paid-in capital	87,647	51,078

Deficit Accumulated During The Development Stage	(43,085)	(41,081)
	53,682	18,117

	$56,343	$23,117

The accompanying notes are an integral part of these financial statements

F-2

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)

			PERIOD FROM
			INCEPTION ON
			FEBRUARY 21
	THREE MONTHS ENDED		2002 TO
	JUNE 30		JUNE 30
	2004	2003	2004

Expenses
Consulting	$-	$15,500	$26,295
Office and miscellaneous	870	45	1,960
Professional fees	1,134	-	11,010
Rent	-	911	3,105
Telephone	-	132	463
Foreign exchange	-	(92)	(428)
Transfer agent	-	680	680

Net Loss For The Period	$(2,004)	$(17,176)	$(43,085)

Net Loss Per Share – Basic	$(0.00)	$(0.00)

Weighted Average Number Of Shares
Outstanding	8,592,527	6,500,000

The accompanying notes are an integral part of these financial statements

F-3

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(Unaudited)

			PERIOD FROM
			INCEPTION ON
			FEBRUARY 21
	THREE MONTHS ENDED		2002 TO
	JUNE 30		JUNE 30
	2004	2003	2004

Cash Flows From Operating Activities
Net loss for the period	$(2,004)	$(17,268)	$(43,085)

Changes in assets and liabilities
Decrease in accounts receivable	1,134	-	-
Increase in due to related party	-	-	1,000
Increase (Decrease) in accounts payable
and accrued liabilities	(2,339)	-	1,661
	(3,209)	(17,268)	(40,424)

Cash Flows From Financing Activity
Proceeds from issuance of common stock	37,569	-	96,767

Foreign Exchange Effect On Cash	-	92	-

Net Increase (Decrease) In Cash	34,360	(17,176)	56,343

Cash, Beginning Of Period	21,983	22,858	-

Cash, End Of Period	$56,343	$5,682	$56,343

The accompanying notes are an integral part of these financial statements

F-4

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
PERIOD FROM INCEPTION, FEBRUARY 21, 2002, TO JUNE 30, 2004
(Unaudited)

					DEFICIT
					ACCUMULATED
	NUMBER		ADDITIONAL	STOCK	DURING THE
	OF		PAID-IN	SUBSCRIPTIONS	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	RECEIVED	STAGE	TOTAL

Common stock issued
for cash at $0.001 per
share	1,500,000	$1,500	$-	$-	$-	$1,500
Net loss	-	-	-	-	(1,770)	(1,770)

Balance, March 31, 2002	1,500,000	1,500	-	-	(1,770)	(270)

Common stock issued
for cash at $0.001 per
share	5,000,000	5,000	-	-	-	5,000
Cash received for stock
subscriptions	-	-	-	31,200	-	31,200
Net loss	-	-	-	-	(10,584)	(10,584)

Balance, March 31, 2003	6,500,000	6,500	-	31,200	(12,354)	25,346

Common stock issued
for cash for various
prices from $0.003 to
$0.004 per share	1,620,000	1,620	51,078	(31,200)	-	21,498
Net loss	-	-	-	-	(28,727)	(28,727)

Balance, March 31, 2004
(audited)	8,120,000	8,120	51,078	-	(41,081)	18,117

Common stock issued
for cash at $0.037569	1,000,000	1,000	36,569	-	-	37,569
Net loss	-	-	-	-	(2,004)	(2,004)

Balance, June 30, 2004
(unaudited)	9,120,000	$9,120	$87,647	$-	$(43,085)	$53,682

The accompanying notes are an integral part of these financial statements

F-5

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004
(Unaudited)

1.	ORGANIZATION AND BASIS OF PRESENTATION

	a)	Organization

Digital Ecosystems Corp. (the "Company"), a development stage company, was incorporated in Nevada on February 21, 2002.

The Company is engaged in the business to provide both clean and pure bottled and bulk drinking water through various distribution methods, and to provide the various technologies that make water purification possible, available to the consumer.

	b)	Basis of Presentation

The unaudited financial statements as of June 30, 2004 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the March 31, 2004 audited financial statements and notes thereto.

The accompanying financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2004, the Company had $56,343 in cash, working capital of $53,682, and accumulated net losses of $43,085 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable products and processes, and ultimately to establish successful operations. The Company anticipates covering its costs by operating revenues and additional equity financing. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues.

The Company is not currently earning any revenues.

F-6

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	a)	Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities as of the date of the balance sheet, and revenues and expenses for the reporting period. Actual results in future periods could be different from these estimates made.

	b)	Start Up and Development Costs

Since inception, certain expenditures have been incurred primarily for product development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing, as incurred, those expenditures not identified with specific projects or financing activities.

	c)	Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities. The carrying value of these financial instruments approximate their fair value due to their liquidity or their short-term nature.

	d)	Cash

Cash consists of cash on deposit with a bank. The Company places its cash with a high quality financial institution and, to date, has not experienced losses on any of its balances.

	e)	Comprehensive Income (Loss)

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive income (loss).

	f)	Revenue Recognition

The Company is not currently earning any revenues. Revenue will be recognized once a sale has been completed.

F-7

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	g)	Foreign Currency Translation

For the Company's international operations, local currencies are considered their functional currencies. The Company translates assets and liabilities to their U.S. dollar equivalents at rates in effect at the balance sheet date, and revenue and expenses are translated at average monthly exchange rates. Translation adjustments resulting from this process are recorded in stockholders' equity as a component of accumulated other comprehensive income.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are in the statement of operations.

	h)	Net Income (Loss) Per Share

Statements of Financial Accounting Standards No. 128 – "Earnings Per Share", requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income and loss statements, for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. At June 30, 2004, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

	i)	Advertising Expenses

Advertising costs are expensed as incurred. No advertising expense was incurred in 2004 or 2003.

	j)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

F-8

DIGITAL ECOSYSTEMS CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2004
(Unaudited)

2.		SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	k)	Segmented Information

The Company follows FAS No. 131 disclosures about segments of an enterprise and related information about operating segments in financial statements, as well as additional disclosures about products and services, geographic areas and major customers.

The Company conducts substantially all of its operations in Canada in one business segment.

3.		DUE TO RELATED PARTY

The president and director of the Company made a payment on behalf of the Company to a supplier in the amount of $1,000. This amount was advanced without interest and is due on demand.

4.		CAPITAL STOCK

From inception on February 21, 2002 to March 31, 2002, the Company issued 1,500,000 common shares at $0.001 per share in exchange for cash proceeds of $1,500.

During the year ended March 31, 2003, the Company issued 5,000,000 common shares at $0.001 per share, in exchange for cash proceeds of $5,000. It also received $31,200 for stock subscriptions for shares issued the following year.

During the year ended March 31, 2004, the Company issued 1,620,000 common shares in exchange for cash proceeds of $52,698 including the $31,200 received for share subscriptions in 2003. The shares were issued for various prices from $0.003 to $0.004 per share.

During the three months ended June 30, 2004, the Company issued 1,000,000 common shares in exchange for cash proceeds of $37,569. Shares were issued at a price of $0.037569 per share.

F-9

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	US($)
SEC Registration Fee Transfer Agent Fees Accounting fees and expenses Legal fees and expenses Miscellaneous	$16.60 $1,000.00 $5,000.00 $5,000.00 $1,000.00
Total	$12,016.60

(1)	All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

We issued 6,500,000 shares of common stock on August 1, 2002 to Ms. Valentina Tuss. Ms. Tuss is a director and our president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 per share, for total proceeds of $6,500. The 6,500,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 1,040,000 shares of our common stock at a price of $0.03 per share to a total of 23 purchasers on October 31, 2002. The total amount we received from this offering was $31,200. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 580,000 shares of our common stock at a price of $0.05 CDN (equal to approximately $0.037 US) per share to a total of 28 purchasers on December 5, 2003. The total amount we received from this offering was $29,000 (approximately $21,830 US). We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.05 CDN (equal to approximately $0.037 US) per share to a total of four purchasers on May 19, 2004. The total amount we received from this offering was $50,000 (approximately $37,569 US). We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers

ITEM 27.        EXHIBITS

Exhibit
Number	Description of Exhibits

3.1	Articles of Incorporation.

3.2	Bylaws, as amended.

4.1	Form of Share Certificate.

5.1	Opinion of Lang Michener LLP with consent to use.

23.1	Consent of Telford & Sadovnick PLLC, Certified Public Accountants.

ITEM 28.        UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on September 14, 2004.

DIGITAL ECOSYSTEMS CORP.

By:	/s/ Valentina Tuss
VALENTINA TUSS President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Valentina Tuss, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer,
/s/ Valentina Tuss	President & Director
VALENTINA TUSS	(Principal Executive Officer)	September 14, 2004

/s/ Geoffrey O. Last	Chief Financial Officer
GEOFFREY O. LAST	Secretary, Treasurer & Director	September 14, 2004
(Principal Accounting Officer)